Exhibit 99.1

Transphorm Reports Second Quarter 2020 Results

GOLETA, Calif.—August 11, 2020—Transphorm, Inc. (“Transphorm” or the “Company”) (OTCQB: TGAN), a pioneer in the development and manufacturing of high reliability, high performance gallium nitride (GaN) power semiconductors, today announced financial results for the second quarter ended June 30, 2020.

First Half 2020 & Recent Business Highlights
•Introduced SuperGaN™ Power FETs with launch of Gen IV GaN platform
•Partnered with Microchip Technology Inc. to combine high reliability GaN with a digital signal controller in support of accelerating GaN adoption
•Announced Hangzhou Zhongheng Electric Co. development of an ultra-efficient, GaN-based power module using Transphorm’s GaN devices
•Raised $19.7 million in net proceeds from a private placement of common stock in February
•Successfully listed common stock on the OTC market and recently granted DTC eligibility

Second Quarter 2020 Financial Highlights
•Revenue increased to $6.3 million, including $5.0 million of licensing revenue
•Net loss was $2.3 million, or ($0.06) per share
•Cash and equivalents were $9.4 million at quarter-end

“We are very pleased with the progress we demonstrated during the second quarter,” said Mario Rivas, Transphorm’s CEO. “We continue to successfully expand our comprehensive portfolio of high-voltage GaN power conversion devices, while working to drive increased adoption of our products for targeted applications, including the emerging opportunity in fast charging power adapters. Although the COVID-19 pandemic has impacted certain customers, resulting in delays of their internal development programs that could adversely affect the pace of adoption and revenue in the near-term, we are confident that our pipeline of customer engagements and design wins will drive future long-term growth.”

Second Quarter of 2020 Results
Revenue increased to $6.3 million, compared to $1.1 million in the first quarter of 2020 and $0.5 million in the second quarter of 2019. Second quarter 2020 revenue included $5.0 million of licensing revenue from a manufacturing partner, Nexperia, related to funding of technology development, as well as $0.7 million from the Company’s three-year contract with the U.S. Navy. For the first six months of 2020, revenue was $7.4 million as compared to $1.0 million in the prior year period.

Operating expenses were $4.2 million in the second quarter, compared to $5.1 million in the prior quarter and $4.2 million in the second quarter of 2019. Second quarter 2020 operating expenses consisted of R&D expenses of $1.6 million and SG&A expenses of $2.6 million.

Net loss for the second quarter of 2020 was $2.3 million, or ($0.06) per share, compared to a net loss of $4.2 million, or ($0.13) per share, in the prior quarter and a net loss of $5.9 million, or ($0.21) per share, in the second quarter of 2019.

Cash and equivalents as of June 30, 2020 were $9.4 million, compared to $14.6 million as of March 31, 2020.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the successful execution and continuity of Company partnerships and customer engagements, the Company’s technology and product offerings, industry acceptance of GaN technology, the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	June 30, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$9,382	$2,875
Accounts receivable, net, including related parties	769	709
Inventory	1,342	990
Prepaid expenses and other current assets	1,828	783
Total current assets	13,321	5,357
Property and equipment, net	1,533	1,770
Goodwill	1,336	1,325
Intangible assets, net	1,136	1,313
Other assets	417	497
Total assets	$17,743	$10,262

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,664	$2,383
Deferred revenue	193	—
Development loan	10,000	5,000
Revolving credit facility, including accrued interest	10,762	10,458
Unfunded commitment to joint venture	1,548	1,688
Accrued payroll and benefits	1,348	1,159
Total current liabilities	25,515	20,688
Development loans, net of current portion	—	10,000
Promissory note	15,580	16,169
Total liabilities	41,095	46,857
Commitments and contingencies
Convertible preferred stock:
Series 1, $0.0001 par value; no shares authorized, issued and outstanding as of June 30, 2020; 12,438,704 shares authorized and 12,433,953 shares issued and outstanding as of December 31, 2019	—	39,658
Series 2, $0.0001 par value; no shares authorized, issued and outstanding as of June 30, 2020; 7,507,699 shares authorized and 7,499,996 shares issued and outstanding as of December 31, 2019	—	30,000
Series 3, $0.0001 par value; no shares authorized, issued and outstanding as of June 30, 2020; 4,000,000 shares authorized, issued and outstanding as of December 31, 2019	—	16,000
Total convertible preferred stock	—	85,658

Stockholders’ deficit:
Common stock, $0.0001 par value; 750,000,000 shares authorized and 35,135,520 shares issued and outstanding as of June 30, 2020; 29,012,034 shares authorized and 4,220,998 shares issued and outstanding as of December 31, 2019	4	—
Additional paid-in capital	127,787	22,404
Accumulated deficit	(150,372)	(143,915)
Accumulated other comprehensive loss	(771)	(742)
Total stockholders’ deficit	(23,352)	(122,253)
Total liabilities, convertible preferred stock and stockholders’ deficit	$17,743	$10,262

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue, net, including related parties	$6,329	$488	$7,429	$1,017
Operating expenses:
Cost of goods sold	1,248	1,182	2,703	2,586
Research and development	1,594	2,022	3,060	4,204
Sales and marketing	528	675	1,046	1,526
General and administrative	2,058	1,494	5,150	2,745
Total operating expenses	5,428	5,373	11,959	11,061
Income (loss) from operations	901	(4,885)	(4,530)	(10,044)
Interest expense	189	189	378	376
Loss in joint venture	1,856	1,100	3,275	2,227
Changes in fair value of promissory note	1,658	51	(663)	84
Other income, net	(532)	(324)	(1,063)	(460)
Loss before tax expense	(2,270)	(5,901)	(6,457)	(12,271)
Tax expense	—	—	—	—
Net loss	$(2,270)	$(5,901)	$(6,457)	$(12,271)

Net loss per share - basic and diluted	$(0.06)	$(0.21)	$(0.19)	$(0.44)
Weighted average common shares outstanding - basic and diluted	35,135,520	28,153,555	33,523,844	28,153,555

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,457)	$(12,271)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	162	—
Depreciation and amortization	438	615
Licensing revenue from a related party	(5,000)	—
Stock-based compensation	236	276
Interest cost	378	376
Loss in joint venture	3,275	2,227
Changes in fair value of promissory note	(663)	84
Changes in operating assets and liabilities:
Accounts receivable	(60)	(10)
Inventory	(514)	(277)
Prepaid expenses and other current assets	(1,050)	4
Other assets	80	(61)
Accounts payable and accrued expenses	(719)	(473)
Deferred revenue	193	3,000
Accrued payroll and benefits	189	44
Net cash used in operating activities	(9,512)	(6,466)
Cash flows from investing activities:
Purchases of property and equipment	(22)	(116)
Investment in joint venture	(3,427)	(1,103)
Net cash used in investing activities	(3,449)	(1,219)
Cash flows from financing activities:
Proceeds from development loans	—	9,000
Proceeds from stock option exercise	18	—
Payment for repurchase of common stock	(211)	—
Loan repayment	(50)	—
Proceeds from issuance of common stock, net of offering cost	19,741	—
Net cash provided by financing activities	19,498	9,000
Effect of foreign exchange rate changes on cash and cash equivalents	(30)	14
Net increase in cash and cash equivalents	6,507	1,329
Cash and cash equivalents at beginning of period	2,875	3,069
Cash and cash equivalents at end of period	$9,382	$4,398

Supplemental disclosures of cash flow information:
Interest expense paid	$—	$496
Supplemental non-cash financing activity:
Development loan reduction related to licensing revenue	$5,000	$—